                            SCHEDULE 14A INFORMATION



                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                               PET QUARTERS, INC.
                (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

           N/A
--------------------------------------------------------------------------------
     (2)   Aggregate number of securities to which transaction applies:
           N/A
--------------------------------------------------------------------------------
     (3)   Per unit price or other underlying value of transaction
           computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           N/A
--------------------------------------------------------------------------------
     (4)   Proposed maximum aggregate value of transaction:
           N/A
--------------------------------------------------------------------------------
     (5)   Total fee paid:
           N/A
--------------------------------------------------------------------------------
     [ ]   Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount previously paid:
           N/A
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     (2)   Form, Schedule or Registration Statement No.:
           N/A
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     (3)   Filing Party:
           N/A
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     (4)   Date Filed:
           N/A

                               PET QUARTERS, INC.
                              720 East Front Street
                             Lonoke, Arkansas 72086

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 31, 2001


To the Stockholders of Pet Quarters, Inc.:

         Notice is hereby given that a special meeting of stockholders (the "Special Meeting") of Pet Quarters, Inc. ("Pet Quarters" or the "Company") will be held at the Arkansas Rural Water Association, 240 Dee Dee Lane, Lonoke, Arkansas on the 31st day of May, 2001, at 10:00 a.m., Central Standard Time, for the following purposes:

         1.       To approve the Company's Employee Equity Participation
                  Incentive Plan;

         2.       To approve the Company's Management Incentive Plan;

         3. To ratify the appointment of Ernst & Young LLP as the Company's independent certified public accountants; and

         4. To transact such other business as may properly come before the meeting or any adjournments thereof.

         All stockholders are cordially invited to attend the Special Meeting, however, only stockholders of record as of the close of business on May 3, 2001 are entitled to receive notice of and to vote at the Annual Meeting.


                                       By Order of the Board of Directors



                                       J. Gregg Rollins
                                       Secretary


Lonoke, Arkansas
May 11, 2001


                             YOUR VOTE IS IMPORTANT

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE
        URGED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT
       PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL
      MEETING, YOU MAY VOTE YOUR SHARES OF COMMON STOCK PERSONALLY EVEN IF
                     YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

                               PET QUARTERS, INC.
                              720 East Front Street
                             Lonoke, Arkansas 72086

                     PROXY STATEMENT FOR SPECIAL MEETING OF
                      STOCKHOLDERS TO BE HELD MAY 31, 2001


                     SOLICITATION AND REVOCATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Pet Quarters, Inc. ("Pet Quarters" or the "Company"). This Proxy Statement and the accompanying form of proxy are being mailed to the stockholders on or about May 16, 2001. Proxies will be voted at the Special Meeting of Stockholders of the Company ("Special Meeting") to be held May 31, 2001 at 10:00 a.m. at the Arkansas Rural Water Association, located at 240 Dee Dee Lane in Lonoke, Arkansas; and at any and all adjournments thereof. The meeting will be held for the purposes set forth in the notice of such meeting on the cover page hereof.

         Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, before the Special Meeting, or to the Secretary or the Inspectors of Election at the Special Meeting, or by execution and return of a later-dated Proxy, except as to any matter voted upon before such revocation.

         Proxies in the accompanying form will be voted in accordance with the specifications made and, where no specifications are given, such Proxies will be voted:

         FOR the approval of the Company's Employee Equity Participation Incentive Plan;

         FOR the approval of the Company's Management Incentive Plan; and

         FOR the ratification of Ernst & Young LLP as the Company's independent certified public accountants.

         In the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the Annual Meeting. Management of the Company is not aware of any other matters to be presented for action at the Annual Meeting.

         The cost of preparing, assembling and mailing the Notice of Special Meeting of Stockholders, Proxy Statement and form of proxy and the cost of soliciting proxies will be paid by the Company. Proxies may be solicited in person or by telephone by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the reasonable expenses of forwarding soliciting material to their principals.


                       OUTSTANDING STOCK AND VOTING RIGHTS

         At the Special Meeting, each stockholder will be entitled to one (1) vote for each share of Common Stock, $.001 par value ("Common Stock"), owned of record at the close of business on May 3, 2001. On May 3, 2001, the Company had 22,607,757 shares of Common Stock outstanding and eligible to vote on each proposal at the Special Meeting. Votes may be cast in person or by proxy. The stock transfer books of the Company will not be closed.

         The presence at the Special Meeting, in person or by Proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Special Meeting will constitute a quorum. For the purpose of determining whether a quorum exists so that the Special Meeting may proceed, Proxies containing abstentions or indicating broker non-votes (as defined below), in addition to those shares of Common Stock otherwise voted at the Special Meeting, will be considered as present at the Special Meeting. Each of the proposals presented for consideration at the Special Meeting requires the affirmative vote of a plurality of the votes cast at the Special Meeting. All proxies submitted will be tabulated by the Company's transfer agent, Continental Stock Transfer Company.

         The enclosed proxy provides a method for stockholders to abstain from voting on each matter presented. Brokers who hold shares of Common Stock in street name for customers have the authority to vote on the ratification of the Company's independent public accountants when they have not received instructions from beneficial owners regarding this matter. However, brokers that do not receive instructions are not entitled to vote on the proposals concerning approval of the Company's Employee Equity Participation Incentive Plan (Proposal
1) and Management Incentive Plan (Proposal 2), and a Proxy submitted by a broker in such circumstances will be considered a "broker non-vote" with regard to Proposals 1 and 2. Under applicable law, broker non-votes and abstentions will not have any effect on the outcome of any of the proposals since these proposals will be decided by a plurality of the votes cast. While there may be instances in which a stockholder may wish to abstain from voting on a particular matter, the Board encourages all stockholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

                    VOTING SECURITIES AND SECURITY OWNERSHIP
                    OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of May 3, 2001, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company to beneficially own more than five percent (5%) of the outstanding Common Stock, (ii) each director of the Company, (iii) each named executive officer, (iv) and all executive officers and directors as a group. Unless otherwise indicated, each person listed below has an address in care of the Company's principal executive offices, located at 720 East Front Street, Lonoke, Arkansas 72086.

                                                     NUMBER OF SHARES             PERCENTAGE
     NAME                                            BENEFICIALLY OWNED             OWNED
     ----                                            ------------------           ----------
Ammonia Hold, Inc. (1)                                     1,647,500                   7.3%
10 Gunnebo Drive
Lonoke, AR 72086

Michael Parnell (2)                                        1,207,170                   5.3%
10 Gunnebo Drive
Lonoke, AR 72086

Steven Dempsey (3)                                         1,002,656                   4.4%

Dino Moshova (4)                                             619,103                   2.7%

Gregg Rollins (5)                                            304,583                   1.3%

Mike Kelly (6)                                               173,750                     *

Robert M. Brown III (7)                                      646,729                   2.8%

J. Tod Fetherling (8)                                         77,416                     *

Jerrell W. Shelton (9)                                        86,732                     *

Niloo Howe (10)                                              765,871                   3.3%

Frank Creer (11)                                              41,250                     *

AMRO International, S.A. (12)                              2,238,168                   9.9%
c/o Westminster Securities
100 Park Ave., 28th Floor
New York, NY 10017

All executive officers and directors                       3,718,090                   15.4%
as a group (8 persons)

----------

* Less than 1%.

     (1) The Board of Directors of Ammonia Hold, Inc., are Michael D. Parnell, President and CEO; Dan N. Thompson, CFO; Robert S. Ligow, Charles Nickle, and William Ketchum. Any transaction concerning Pet

          Quarters, Inc., including the disposition or purchase of common stock, requires board authorization, effected by a vote of the majority of the directors.

     (2) Includes 637,179 shares directly owned by Mr. Parnell and 569,991 shares which may be acquired through the conversion of shares of Series A Convertible Preferred Stock.

     (3) Includes 1,095,156 shares directly owned by Mr. Dempsey and 87,500 shares subject to stock options.

     (4) Includes 517,328 shares owned directly by Mr. Moshova and 101,775 shares subject to stock options.

     (5) Includes 5,500 shares held by Mr. Rollins' minor children, 181,600 shares subject to stock options, and 18,095 shares which may be acquired through conversion of shares of Series A Convertible Preferred Stock.

     (6)  Includes 118,750 shares subject to stock options.

     (7) Includes 573,350 shares subject to stock options and 72,379 shares which may be acquired through the conversion of shares of Series A Convertible Preferred Stock.

     (8)  Includes 41,250 shares subject to stock options.

     (9)  Includes 37,500 shares subject to stock options.

    (10) Includes 510,162 shares owned directly by Ms. Howe and 255,709 shares subject to stock options.

    (11)  Includes 41,250 shares subject to stock options.

    (12) The number of shares beneficially owned is to the best know of the Company without independent verification by AMRO International, S.A., and includes 293,694 shares which may be converted into common stock from a 6% convertible debenture.


     At this time, the Company is not involved in or aware of any arrangements that will result in a change of control of the Company.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The following table shows all cash compensation paid or to be paid by the Company or any of its subsidiaries, as well as certain other compensation paid or accrued, during the last three completed fiscal years, to the Chief Executive Officer and the other three executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                                    ---------------------------
                                                                                                    SECURITIES
                                                  BASE ANNUAL                        RESTRICTED      UNDERLYING
                                       FISCAL       SALARY/        OTHER ANNUAL         STOCK       OPTIONS/SAR
NAME AND PRINCIPAL POSITION             YEAR        BONUS ($)    COMPENSATION ($)    AWARD(S)($)        (#)
---------------------------           -------     -----------    ----------------   --------------  -----------
Steven B. Dempsey,                     2000        100,000                  0                0          350,000
Chairman and CEO                       1999        100,000                  0                0                0
                                       1998         55,000                  0                0                0


Niloo Howe,                            2000        100,000                  0                0                0
President (1)                          1999        100,000                  0                0                0


Mike Kelly,                            2000        135,000                  0          221,875          325,000
Executive Vice President               1999        135,000                  0                0                0


Gregg Rollins,                         2000         92,000                  0                0          350,000
Chief Financial Officer                1999         85,000                  0                0          225,000


(1) Ms. Howe joined the Company in June, 2000, after consummation of our acquisition of Allpets.com. The compensation figures shown for all of fiscal year 1999 and fiscal year 2000 up to June 1, 2000 represent amounts paid by Allpets.com prior to the acquisition. The options granted were Allpets options that can be converted into options to acquire Pet Quarters Common Stock.

(2) These shares were issued pursuant to the Company's Management Incentive Plan and Employee Equity Participation Incentive Plan, which plans are subject to ratification and approval by the shareholders at the Special Meeting. A full description of the plans is provided in this Proxy Statement.

    The following table sets forth information concerning each grant of stock options to the executives named in the preceding Summary Compensation Table during the fiscal year ended June 30, 2000.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                   NUMBER OF      PERCENT OF TOTAL
                                  SECURITIES       OPTIONS/SARS
                                  UNDERLYING        GRANTED TO                                         GRANT DATE
   FISCAL                      OPTIONS GRANTED  EMPLOYEES IN FISCAL  EXERCISE PRICE     EXPIRATION    PRESENT VALUE
   YEAR           NAME               ($)              YEAR               ($/SH)            DATE            ($)
----------   ---------------   ---------------  -------------------  --------------     ----------   ---------------
   2000      Steve Dempsey             350,000              38.9%            1.6875       06/01/05           295,313
   2000      Gregg Rollins             350,000              38.9%            1.6875       06/01/05           295,313
   2000      Mike Kelly                200,000              22.2%           2.96875       12/23/99           593,750



         The following table sets forth information concerning the value of unexercised options as of June 30, 2000, by the executives named in the preceding Summary Compensation Table. None of the executive officers named in the Summary Compensation Table exercised options during the fiscal year ended June 30, 2000.

                   STOCK OPTION EXERCISES AND YEAR END VALUES

                   Number Of Securities Underlying
                     Unexercised Options held at           Value In-the-
                            June 30, 2000                 Money at Market(1)
                   -------------------------------   ---------------------------
   Name              Exercisable   Unexercisable     Exercisable   Unexercisable
   ----              -----------   -------------     -----------   -------------
Steve Dempsey            175,000         175,000             N/A             N/A

Gregg Rollins            400,000         175,000   $      21,105             N/A


Mike Kelly               200,000               0             N/A             N/A


     (1) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options. The value of the unexercised options represents the difference between the exercise price of such options and the closing market price of the Company's Common Stock on June 30, 2000.



                        REPORT OF THE BOARD OF DIRECTORS
                        REGARDING EXECUTIVE COMPENSATION

         COMPENSATION POLICY. The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate annual base compensation with bonuses based upon corporate performance and individual initiatives and performance. Because the Company is in a start-up phase and has not yet reached profitability, measurement of corporate performance is primarily based on Company goals, including revenue, expense, and profit goals. Accordingly, in years in which performance goals are achieved or exceeded, executive compensation tends to be higher than in years in which performance is below expectations. Annual cash compensation, together with the payment of equity-based incentives, is designed to attract and retain qualified executives and ensure that such executives have a continuing stake in the long-term success of the Company. All executive officers and management, in general, are eligible for an do participate in incentive compensation plans.

         PERFORMANCE MEASURE. In evaluating annual executive compensation the Committee examines earnings per share (EPS), return on assets and equity, revenue growth, expense levels, the value of the Common Stock, and return on sales. These factors are compared to corporate goals, prior performance and performance of the Company's peer group.

         FISCAL 2000 COMPENSATION. For fiscal 2000, the Company's executive compensation program consisted of (i) base salary and (ii) performance based stock incentives under the Company's Management Incentive Plan and Employee Equity Participation Incentive Plan.

         The peer group used for compensation decisions include other internet pet supply retailers. The Board also considered performance of the pet supply industry in general. In fiscal 2000, several large internet pet supply retailers in the peer group ceased operations. The Board believes that, as a group, the Company's executives-based and total compensation generally falls within the range of the peer group.

         BASE SALARY. Executive base salaries were reviewed to determine if such salaries fall within the range of those persons holding comparably responsible positions at other companies. In reviewing base salaries, national services prepared by third party consultants were utilized. The salary comparisons not only include the Company's peer group, but also include companies of similar size and complexity. Individual salaries are also based on other factors such as the individual's past performance and potential within the Company and the level and scope of responsibility.

         PERFORMANCE STOCK BONUS. Performance stock bonuses are awarded to executives at the discretion of the Board based on a number of factors, including sales, profit margin, and individual performance goals. The value of the bonus awarded is determined by the Board.

         SUMMARY. The Board of Directors has adopted the philosophy of linking executive compensation to corporate performance results and stockholder interests.

                               BOARD OF DIRECTORS
                               STEVEN DEMPSEY
                               ROBERT M. BROWN III
                               DINO MOSHOVA

                                   PROPOSAL 1
          APPROVAL OF THE COMPANY'S EQUITY PARTICIPATION INCENTIVE PLAN

General Plan Information

         On September 7, 2000, the Board adopted the Pet Quarters, Inc. Employee Equity Participation Incentive Plan ("EEPIP"), subject to shareholder approval. The Board has reserved 2,500,000 shares of the Company's Common Stock for issuance pursuant to the Plan. The purpose of this plan is to promote the success of the Company by providing compensatory equity incentives to attract, motivate and retain employees.

Eligible Participants

         The plan is open to those employees of the Company selected by the board of directors or its appointee to participate in the EEPIP.

Material Features of the EEPIP

         Under the terms of the plan, the board of directors or its appointee have authority to interpret the EEPIP, to further define its terms to prescribe, amend and rescind rules and regulations relating to administration of the plan, to establish and modify terms of award agreements, and to make all other determinations necessary or advisable for the administration of the plan as well as to make awards under the terms of the plan. The plan provides for five types of awards: incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, and performance share awards.

         Shareholder approval is required if any amendment to the plan would materially increase the benefits accrued to the participants, increase the aggregate number of shares that may be issued, or modify the requirements of eligibility for participation in the plan. Otherwise, the board at any time may terminate, amend, modify or suspend the plan or any part of the plan. The board may also modify any provision of the plan with the consent of the participant to make such modification of the terms of such participant's award as the board deems advisable.

         Certain "events" also allow the board to modify a participant's agreement, with or without the participant's consent. Such events include the dissolution or liquidation of the Company; an agreement to merge or consolidate or otherwise reorganize with or into one or more entities other than subsidiaries, as a result of which less than fifty percent of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by the former shareholders of the Company; the sale of substantially all of the Company's business assets to a person or entity that is not a subsidiary or a person or entity that is not a stockholder of the Company on the date this plan is adopted by the board, who acquires, directly or indirectly, fifty percent or more of the Company's outstanding voting securities.

         The EEPIP is not subject to the Employment Retirement Income Security Act of 1974.

Securities to be Offered

         Under the terms of the EEPIP, the Company may offer its common stock (par value $.0001) to eligible participants. The board or its appointee is the sole judge of the participant's eligibility to receive awards pursuant to this plan.

         The board or its appointee can make an award by any of the five means mentioned above. Specific requirements will vary for each award.

         Options may be awarded by the board as either a non-qualified stock option ("NQSO") or an incentive stock option ("ISO"). Each option awarded by the board or its appointee will indicate whether it is an NQSO or an ISO. The purchase price for an award share must be at least 85% of the fair market value of the shares on the award date. For significant holders of Company stock (i.e., a person possessing more than 10% of the combined voting power of all classes of stock of the Company), the price per award share must be at least 110% of the current fair market value of the shares on the award date. For all ISO's, the purchase price per award share must be at least 100% of the fair market value of the shares on the award date. Each option will expire on a date determined by the board, but not later than ten years after the award date and may be subject to earlier termination as set forth in the plan or the award agreement. Options will vest at the rate of 20% per year over five years from the award date, unless other wise provided in the award agreement. Options awarded will become exercisable on the date specified in the award agreement and will remain exercisable until the earlier of its exercise or its expiration or termination in accordance with the award agreement or as otherwise set forth in the plan.

         Upon exercise of an option granted concurrently with the stock appreciation rights, the number of shares subject to the option and the related SAR will be reduced by the number of shares subject to any portion of the option that has previously been exercised.

         If the aggregate fair market value of award shares with respect to an ISO exceed $100,000, taking into account all award shares subject to ISOs by the Company that are held by the participant, the excess will be treated as if issued pursuant to an NQSO.

         No ISO may be granted to a significant holder unless the purchase price is at least 110% of the fair market value of the award shares of such option and by its terms is not exercisable after the expiration of five years from the award date.

         The board may grant SARs concurrently with the grant of other awards, or independently. Concurrently granted SARs and independent SARs will be paid solely in cash unless, pursuant to board approval, such payment is made in shares or a combination of shares and cash.

         The board may grant one or more restricted stock awards to any eligible person. Such restricted stock award shall bear a legend identifying the stock as restricted and may not be sold, assigned, transferred, pledged or other disposed of or encumbered until the restrictions have lapsed. Unless otherwise provided in the award, persons receiving a restricted stock award will be entitled to cash dividends and voting rights for all award shares issued even though they are not vested, but such rights will terminate immediately as to any unvested award shares that cease to be eligible for vesting. The purchase price per award share for restricted stock must be at least 85% of the fair market value of the shares on the award date and 100% of the fair market value of the shares on the award date for a significant holder. Payment for restricted stock shall be in cash or in the form of a note as determined by the board and reflected in the award agreement.

         Performance Share Awards may be made by the board based upon factors the board deems relevant. The award agreement for performance share awards shall specify the maximum number of shares subject to the award, the consideration to be paid for any shares issuable to the participant, the duration of the award, and the conditions upon which delivery of any shares or cash to the participant will be based.

New Plan Benefits

         It is not possible to determine how many eligible employees will participate in the EEPIP in the future or the level of such participation.

Tax Treatment

         The EEPIP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under the Code, an employee who elects to participate in the EEPIP will not realize income at the time the offering commences or when the shares are actually purchased under the EEPIP. If an employee disposes of such shares after two years from the date the offering of such shares commences under the EEPIP and after one year from the actual date of purchase of such shares under the EEPIP (collectively, the "Holding Period"), the employee will be required to include in income, as capital gain for the year in which such disposition occurs, an amount equal to the lesser of (i) the excess of the fair market value of such shares at the time of disposition over the purchase price and (ii) the excess of the fair market value of such shares at the time the offering commenced over the purchase price.

        If any employee disposes of the shares purchased under the EEPIP during the Holding Period, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the excess, if any, of the fair market value of such shares on the date of purchase over the purchase price. The employee's basis in such shares disposed of will be increased by an amount equal to the amount includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be capital gain or loss, either short-term or long-term, depending on the length of the Holding Period for such shares. In the event of a disposition during the Holding Period, the Company (or the subsidiary by which the employee is employed) will be entitled to a deduction from income equal to the amount the employee is required to include in income as a result of such disposition.

        An employee who is a nonresident of the United States will generally not be subject to the U.S. federal income tax with respect to the shares of Common Stock purchased under the EEPIP.

        Adoption of this proposal requires approval by a plurality of the votes cast at the Annual Meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) therefore would not have any impact on this proposal. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ADOPTION OF THE PET QUARTERS, INC. EMPLOYEE EQUITY PARTICIPATION INCENTIVE PLAN.


                                   PROPOSAL 2
               APPROVAL OF THE COMPANY'S MANAGEMENT INCENTIVE PLAN

General Plan Information

         On June 6, 2000, the Board adopted the Pet Quarters, Inc. Management Incentive Plan ("MIP"), subject to shareholder approval. The Board has reserved 3,900,000 shares of the Company's Common Stock for issuance pursuant to the Plan. The purpose of this plan is to enable the Company to attract and retain key personnel who are instrumental to the continued success of the Company.

Eligible Participants

         The plan is generally open to employees of the Company, officers of the Company, directors of the Company, and consultants engaged by the Company.

Material Features of the MIP

         The MIP allows key personnel to participate with the stockholders of the Company in the long term growth and success of the Company. The plan has a ten year duration from the date of its inception. The board of directors of the Company may suspend or terminate the plan and amend it from time to time for certain purposes. The board of directors, however, cannot amend the plan if doing so would result in an increase in the maximum number of shares subject to the plan or change the designation or class of persons eligible to receive options under the plan. The board may terminate the plan prior to the ten year period following effectiveness. Options may not be granted while the plan is suspended or after termination of the plan and no amendments, suspensions or terminations of the plan can alter or impair any rights or obligations under any option previously granted under the plan.

         The MIP is administered by the board of directors of the Company, which designates those key personnel who may participate in the plan. Once selected, the participants in the plan may receive one or more of the following instruments: stock awards, stock options or stock appreciation rights, or combinations thereof. The board of directors or a designated committee of the Board may establish rules, regulations and guidelines for administration of the MIP and may impose certain conditions with respect to employment or other activities not inconsistent with the plan.

         With regard to the options issued pursuant to the plan, the option price will be no less than the fair market value of the stock at the time the option is granted. Options granted pursuant to the plan must be exercised no later than ten years from the date of grant. Such options are nontransferable by the grantee except by will or laws of descent and distribution and is exercisable during the life of the grantee, only by the grantee. At the time of the grant, the grantee must not own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

         The payment of the purchase price shall become due and owing upon the exercise of the option and shall be payable in full in cash.

         The MIP is not subject to the Employee Retirement Income Security Act of 1974.

New Plan Benefits

        It is not possible to determine how many eligible employees will participate in the MIP in the future or the level of such participation.

Tax Treatment

        The MIP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under the Code, an employee who elects to participate in the MIP will not realize income at the time the offering commences or when the shares are actually purchased under the MIP. If an employee disposes of such shares after two years from the date the offering of such shares commences under the MIP and after one year from the actual date of purchase of such shares under the MIP (collectively, the "Holding Period"), the employee will be required to include in income, as capital gain for the year in which such disposition occurs, an amount equal to the lesser of (i) the excess of the fair market value of such shares at the time of disposition over the purchase price and (ii) the excess of the fair market value of such shares at the time the offering commenced over the purchase price.

        If any employee disposes of the shares purchased under the MIP during the Holding Period, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the excess, if any, of the fair market value of such shares on the date of purchase over the purchase price. The employee's basis in such shares disposed of will be increased by an amount equal to the amount includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be capital gain or loss, either short-term or long-term, depending on the length of the Holding Period for such shares. In the event of a disposition during the Holding Period, the Company (or the subsidiary by which the employee is employed) will be entitled to a deduction from income equal to the amount the employee is required to include in income as a result of such disposition.

        An employee who is a nonresident of the United States will generally not be subject to the U.S. federal income tax with respect to the shares of Common Stock purchased under the MIP.

        Adoption of this proposal requires approval by a plurality of the votes cast at the Annual Meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) therefore would not have any impact on this proposal. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ADOPTION OF THE PET QUARTERS, INC. MANAGEMENT INCENTIVE PLAN.


                                   PROPOSAL 3
                          RATIFICATION OF THE COMPANY'S
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has selected Ernst & Young LLP ("Ernst & Young") as the principal independent public accountants for the Company and recommends that the stockholders vote for ratification of such appointment. Ernst & Young has been the principal accountant for the Company since June 1999. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders.

         Pet Quarters hired Crouch, Bierwolf, & Chisholm of 50 West Broadway, Suite 1130, Salt Lake City, UT 84101, to perform the 1997 (2 months) and 1998 audits. Pet Quarters terminated this relationship when Ernst & Young LLP was hired in June 1999. The prior audit contained a "going concern" opinion; however, this was not a point of contention with either the audit firm or Pet Quarters. Crouch, Bierwolf & Chisholm were released and the Little Rock, Arkansas branch of Ernst and Young LLP was retained. Ernst & Young has performed the Pet Quarters audit for the fiscal years ended June 30, 1999 and 2000. The Board approved Ernst & Young as the Company's auditors on July 8, 1999.

         Representatives of Ernst & Young may be present at the Special Meeting and, if present, will have an opportunity to make a statement to the stockholders, if desired, and will be available to respond to appropriate questions from the stockholders.

        Adoption of this proposal requires approval by a plurality of the votes cast at the Annual Meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) therefore would not have any impact on this proposal. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company's executive officers, directors and persons who own more than ten (10) percent of the Company's Common Stock are required to file under the Securities and Exchange Act of 1934 reports of ownership and changes of ownership with the SEC.

         The Company became subject to the reporting requirements of Section 16 of the Securities Exchange Act on March 10, 2000. The following persons were late in filing a Form 3 to report their ownership in the Company: Steve Dempsey, Gregg Rollins, Niloo Howe, Robert Brown, Frank Creer, J. Tod Fetherling, Dino Moshova, Jerry Shelton and Mike Kelly. The Company is not aware of any person failing to file or being late in filing a Form 4 or Form 5.


                                    EXPENSES

         The expense of soliciting proxies, including the cost of preparing, assembling and mailing the material submitted herewith, will be paid by the Company. The Company will also reimburse brokerage firms, banks, trustees, nominees and other persons for the expense of forwarding proxy material to beneficial owners of shares held by them of record. Solicitations of proxies may be made personally or by telephone or telegraphic communications, by directors, officers and regular employees, who will not receive any additional compensation in respect of such solicitations.


                                     GENERAL

         Proxies duly executed and returned by a stockholder, and not revoked prior to or at the meeting, will be voted in accordance with the instructions thereon.

         The management of the Company does not know of any business to be brought before the meeting other than described in this Proxy Statement, but it is intended that as to any such other business, a vote may be case pursuant to the proxy in accordance with the judgment of the persons acting thereunder.


                                By Order of the Board of Directors


                                      J. Gregg Rollins
                                      Secretary




STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

                                   APPENDIX A

                               PET QUARTERS, INC.
               PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS FOR
                  SPECIAL MEETING OF STOCKHOLDERS, MAY 31, 2001


         KNOW ALL MEN BY THESE PRESENTS that I, the undersigned stockholder of Pet Quarters, Inc., an Arkansas corporation, do hereby nominate, constitute, and appoint Steven Dempsey and J. Gregg Rollins, or any one or more of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Common Stock, par value $.001 per share, of the Company, standing in my name on its books on May 3, 2001, at the Special Meeting of its Stockholders to be held on May 31, 2001, at 10:00 a.m., local time, or at any adjournment thereof.

1.   Approval of the Company's Employee Equity Participation Incentive Plan

           [ ] FOR                 [ ] AGAINST              [ ] ABSTAIN


2.   Approval of the Company's Management Incentive Plan

           [ ] FOR                 [ ] AGAINST              [ ] ABSTAIN


3. Ratification of Ernst & Young LLP as the Company's Independent Certified Public Accountants

           [ ] FOR                 [ ] AGAINST              [ ] ABSTAIN


4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Make sure that the name on your stock certificate(s) is exactly as you indicate below.


                                      -----------------------------------------
                                      Signature

                                      -----------------------------------------
                                      Signature if jointly held

                                      DATE:
                                          -------------------------------------

     PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE
                        ENCLOSED SELF-ADDRESSED ENVELOPE